UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

November 12, 2015

____________________________

Ironclad Performance Wear Corporation

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation or Organization)

0-51365 (Commission File Number)		98-0434104 (IRS Employer Identification No.)
1920 Hutton Court, Suite 300 Farmers Branch, TX 75234 (Address of Principal Executive Offices and zip code)

(972) 996-5664

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 12, 2015, the Registrant issued a press release regarding its financial results for the third quarter ended September 30, 2015. A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

In addition, a conference call to discuss the third quarter’s results will be held at 3:30 p.m. Central Time (4:30 p.m. Eastern Time) on November 12, 2015, hosted by the Registrant’s Chief Executive Officer, Jeffrey Cordes, and Executive Vice President and Chief Financial Officer, William Aisenberg, and including the participation of other members of management. The conference call will be broadcast simultaneously and available for replay at: http://public.viavid.com/index.php?id=116870 and also via the landing page of the Registrant’s website at www.ironclad.com.

To participate in the conference call, interested parties should dial (888) 329-8877 (conference identification number 8447748) five to ten minutes prior to the call. International callers should dial 1 + (719) 325-2491 and use the same conference identification number. If you are unable to participate in the live call, a replay will be available from November 12th at 7:30 p.m. Eastern Time through 11:59 p.m. Eastern Time on December 12, 2015. To access the replay, dial (877) 870-5176 (passcode: 8447748). International callers should dial 1+ (858) 384-5517 and use the same passcode.

The information in this Current Report on Form 8-K, including the exhibit, is furnished pursuant to Item 2.02 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 7.01. Regulation FD Disclosure.

The disclosure under Item 2.02 above is incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits

(d)   Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description
99.1	Press release entitled “Ironclad Performance Wear Reports Third Quarter 4% Sales Increase and 49% Reduction in Net Loss From Prior Year” dated November 12, 2015*

*Furnished, not filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONCLAD PEFORMANCE WEAR CORPORATION

Date: November 12, 2015	By:	/s/ William Aisenberg
William Aisenberg
Executive Vice President & Chief Financial Officer